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                                                                   EXHIBIT 10.40

                 FIRST AMENDMENT TO THE MOHAWK INDUSTRIES, INC.
                             1993 STOCK OPTION PLAN


     THIS FIRST AMENDMENT, made as of the 17th day of February, 2000, by MOHAWK INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"):

                              W I T N E S S E T H:

     WHEREAS, the Company has established the Mohawk Industries, Inc. 1993 Stock Option Plan (the "Plan"); and

     WHEREAS, the Board of Directors deems it advisable to amend the Plan as of the effective date hereof;

     NOW, THEREFORE, the Plan is hereby amended, effective as of the effective date hereof, by substituting the following for Plan Section 5(g):

     "(g) provide that, if an optionee dies or becomes disabled (as defined in Code Section 22(e)(3)) while he or she is a director or employee of the Company or a Subsidiary, as applicable, the Option shall become immediately vested and exercisable in full and may be exercised by the optionee or by a legatee or legatees of the optionee under his or her last will, or by his or her personal representative or representatives, at any time until the first anniversary of the optionee's death or disability or, if earlier, the expiration of the Option term."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

                                        MOHAWK INDUSTRIES, INC.


                                        By:
                                           -----------------------------------

ATTEST:


By:
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[CORPORATE SEAL]